FOR IMMEDIATE RELEASE
INNOVATE Corp. Announces First Quarter 2025 Results
- Infrastructure: DBM Global first quarter revenue of $264.9 million -
- Life Sciences: MediBeacon® Transdermal GFR (“TGFR”) System Received FDA Approval to Assess Kidney Function -
- Spectrum: Expects commercial opportunities in datacasting to generate revenue by the end of the year -
NEW YORK, NY, May 6, 2025 - INNOVATE Corp. (“INNOVATE” or the “Company”) (NYSE: VATE) announced today its consolidated results for the first quarter.

Financial Summary

(in millions, except per share amounts)	Three Months Ended March 31,
	2025	2024	Increase / (Decrease)
Revenue	$274.2	$315.2	(13.0)%
Net loss attributable to common stockholders and participating preferred stockholders	$(24.8)	$(17.7)	(40.1)%
Basic and diluted loss per share attributable to common stockholders(1)	$(1.89)	$(2.21)	14.5%
Total Adjusted EBITDA(2)	$7.2	$12.8	(43.8)%

(1) Basic and diluted loss per common share for the three months ended March 31, 2024, has been retroactively adjusted to reflect the 1-for-10 reverse stock split effected on August 8, 2024.
(2) Reconciliation of GAAP to Non-GAAP measures follows

Commentary

“To begin 2025, INNOVATE has made meaningful progress on key initiatives that has strengthened the foundation across our three operating segments,” said Avie Glazer, Chairman of INNOVATE. “The Infrastructure segment expanded its adjusted backlog to $1.4 billion in the first quarter, reflecting the team's continued efforts to secure new projects that will drive sustained growth in the future. We are seeing great momentum in Life Sciences with MediBeacon's previously announced FDA approval of its TGFR system in January, which started the year on the front foot while R2 delivered strong year-over-year growth. The Spectrum segment delivered consistent year-over-year performance, demonstrating resilience and operational stability amid a dynamic market environment.”

“We entered the year with strong momentum that positions us well to build on our strategic priorities and drive growth in 2025,” stated Paul Voigt, INNOVATE's Interim CEO. “In the first quarter, DBMG added a few substantial projects to the adjusted backlog, amounting to more than $500 million, and we continue to be optimistic on the pipeline for the remainder of the year. At Life Sciences, on the heels of the FDA's approval of the TGFR, MediBeacon looks forward to exploring potential applications with clinicians both in the hospital and outpatient settings. R2 kicked off 2025 by tripling its year-over-year revenue and continued expanding sales and distribution into key international markets. Broadcasting is also experiencing a strong start to 2025 with the introduction of two OTA networks. With more streaming networks aiming to extend their reach, we are witnessing a rise in new opportunities within the OTA space.”

First Quarter 2025 Highlights
Infrastructure
•DBM Global ("DBMG") reported first quarter 2025 revenue of $264.9 million, a decrease of 14.0%, compared to $307.9 million in the prior year quarter. Net income attributable to INNOVATE was $4.6 million, compared to $4.4 million for the prior year quarter. Adjusted EBITDA decreased to $16.7 million from $18.3 million in the prior year quarter.
•DBMG grew gross margin to 15.6% in the first quarter, an expansion of approximately 110 basis points year-over-year and Adjusted EBITDA margin to 6.3% in the first quarter, an expansion of approximately 40 basis points year-over-year.
•DBMG’s reported backlog and adjusted backlog, which takes into consideration awarded but not yet signed contracts, was $1.4 billion as of March 31, 2025, compared to reported and adjusted backlog of $1.0 billion and $1.1 billion, respectively, as of December 31, 2024.
•DBMG has seen a surge of awards in both the commercial and industrial markets, adding over $500 million in new awards to adjusted backlog across our companies in the first quarter.

Life Sciences
•The U.S. Food and Drug Administration (“FDA”) approved the MediBeacon® TGFR for the assessment of kidney function in patients with normal or impaired renal function.
•The National Medical Products Administration (“NMPA”) in China approved the MediBeacon® TGFR Monitor and TGFR Sensor for the assessment of kidney function in patients with normal or impaired renal function. Lumitrace® (relmapirazin) injection, categorized as a drug in China, is under review and is targeted for approval in late 2025.
•R2 Technologies, Inc. (“R2”) delivered a strong start to 2025, reporting revenue of $3.1 million, a 210% increase compared to $1.0 million in the prior year quarter.
•R2's gross worldwide system unit sales grew 163% in the first quarter of 2025 compared to the first quarter of 2024.

Spectrum
•Broadcasting reported first quarter 2025 revenue of $6.2 million, compared to $6.3 million in the prior year quarter. Net loss attributable to INNOVATE was $5.4 million compared to $4.8 million in the prior year quarter. Adjusted EBITDA was $1.4 million, compared to $1.6 million in the prior year quarter.
•Signed a contract with Marathon Ventures to distribute two new, vibrant over-the-air ("OTA") networks - Nosey and Confess.
•Ongoing efforts are being made to explore commercial opportunities in datacasting, in collaboration with a leading mobile network provider, with expectations to generate revenue by the end of 2025.
First Quarter 2025 Financial Highlights
•Revenue: For the first quarter of 2025, INNOVATE's consolidated revenue was $274.2 million, a decrease of 13.0%, compared to $315.2 million for the prior year quarter. The decrease was primarily driven by our Infrastructure segment, which was partially offset by an increase at our Life Sciences segment. The decrease at our Infrastructure segment was primarily driven by the timing and size of projects at Banker Steel and the industrial maintenance and repair business, including the effect of changes in estimated costs to complete those projects recognized in the ordinary course of business in the comparable period, which also had increased activity in the prior year on certain large commercial construction projects that have since been completed or are nearing completion in the current period. This was partially offset by an increase at DBMG's commercial structural steel fabrication and erection business as a result of an increase in project work. The increase at our Life Sciences segment was attributable to R2, driven by an increase in unit sales of both Glacial fx and Glacial Rx systems and an increase in consumable sales in North America, as well as an increase in Glacial Spa unit sales, consumable sales and Glacial fx unit sales outside North America.

REVENUE by OPERATING SEGMENT

(in millions)	Three Months Ended March 31,
	2025	2024	Increase / (Decrease)
Infrastructure	$264.9	$307.9	$(43.0)
Life Sciences	3.1	1.0	2.1
Spectrum	6.2	6.3	(0.1)
Consolidated INNOVATE	$274.2	$315.2	$(41.0)

•Net Loss: For the first quarter of 2025, INNOVATE reported a Net loss attributable to common stockholders and participating preferred stockholders of $24.8 million, or $1.89 per fully diluted share, compared to $17.7 million, or $2.21 per fully diluted share, for the prior year quarter, which has been retroactively adjusted to reflect the 1-for-10 reverse stock split effected on August 8, 2024. The increase in Net loss was primarily due to an increase of $4.7 million in loss from equity investees, a $3.8 million increase in tax expense, a net decrease in gross profit of $3.1 million, and a $3.0 million increase in interest expense, which was partially offset by a $5.2 million increase in other income, net, a $2.0 million decrease in other operating loss, and a decrease in selling, and general and administrative (“SG&A”) expenses of $1.7 million. The overall increase in loss from equity investees was due to an increase in losses recognized from MediBeacon as a result of equity changes that resulted from the milestone payments received from Huadong following FDA approval. The increase in tax expense was primarily driven by the impact of projected pre-tax results on the annual effective tax rate and the limitations on the utilization of net operating losses (“NOL”) by INNOVATE's U.S. consolidated group as a result of the Internal Revenue Code Section 382 and the Tax Cuts and Jobs Act's 80 percent limitation on NOLs incurred after 2017. The decrease in gross profit was primarily driven by our Infrastructure segment due to timing and size of projects that have since been completed or are nearing completion in the current period, including the effect of changes in estimated costs to complete those projects recognized in the ordinary course of business in the comparable period, which was partially offset by an increase in gross profit at our Life Sciences segment primarily driven by R2 as a result of an increase Glacial unit sales and consumable sales over the comparable period. The increase in interest expense was primarily attributable to increases in exit fees and a higher outstanding principal balance at our Life Sciences segment as a result of the capitalization of unpaid interest into the principal balance subsequent to the comparable period. The overall increase in other income, net was primarily driven by step-up gain following MediBeacon's FDA approval in January 2025. The decrease in other operating loss was primarily driven by an unrepeated loss related to a plant closure at our Infrastructure segment in the comparable period. The overall decrease in SG&A expenses was primarily driven by decreases in professional and consulting fees, compensation-related and travel expenses at our Infrastructure segment, which was partially offset by an increase in computer and software-related costs in the current period at our Infrastructure segment and an increase in selling costs at R2 due to an increase in unit sales.

NET INCOME (LOSS) by OPERATING SEGMENT

(in millions)	Three Months Ended March 31,
	2025	2024	Increase / (Decrease)
Infrastructure	$4.6	$4.4	$0.2
Life Sciences	(7.6)	(4.5)	(3.1)
Spectrum	(5.4)	(4.8)	(0.6)
Non-Operating Corporate	(16.1)	(12.5)	(3.6)
Other and eliminations	—	—	—
Net loss attributable to INNOVATE Corp.	$(24.5)	$(17.4)	(7.1)
Less: Preferred dividends	0.3	0.3	—
Net loss attributable to common stockholders and participating preferred stockholders	$(24.8)	$(17.7)	$(7.1)

•Adjusted EBITDA: For the first quarter of 2025, Total Adjusted EBITDA was $7.2 million compared to Total Adjusted EBITDA of $12.8 million for the prior year quarter. The decrease in Adjusted EBITDA was primarily driven by our Life Sciences and Infrastructure segments, which was partially offset by an increase at our Non-Operating Corporate segment. The decrease at our Life Sciences segment was primarily due to higher equity method losses recognized from MediBeacon. The decrease at our Infrastructure segment was primarily driven by a decrease in revenue at both Banker Steel and the industrial maintenance and repair businesses due to timing of certain large commercial construction projects that have since been completed or are nearing completion in the current period. The decrease was partially offset by an increase in gross margins at the industrial maintenance and repair businesses, an increase in gross profit at DBMG's commercial structural steel fabrication and erection business due to an increase in project work, as well as a decrease in recurring SG&A, primarily as a result of decreases in professional and consulting fees, compensation-related and travel expenses, partially offset by an increase in computer and software-related costs in the current period at our Infrastructure segment, and an increase in gross profit at R2 driven by the increase in revenue. Additionally offsetting the decrease in Adjusted EBITDA was our Non-Operating Corporate segment primarily driven by a decrease in legal fees due to legal matters settled subsequent to the comparable period.

ADJUSTED EBITDA by OPERATING SEGMENT

(in millions)	Three Months Ended March 31,
	2025	2024	Increase / (Decrease)
Infrastructure	$16.7	$18.3	$(1.6)
Life Sciences	(8.7)	(4.2)	(4.5)
Spectrum	1.4	1.6	(0.2)
Non-Operating Corporate	(2.2)	(2.9)	0.7
Other and eliminations	—	—	—
Total Adjusted EBITDA	$7.2	$12.8	$(5.6)

•Balance Sheet: As of March 31, 2025, INNOVATE had cash and cash equivalents, excluding restricted cash, of $33.3 million compared to $48.8 million as of December 31, 2024. On a stand-alone basis, as of March 31, 2025, our Non-Operating Corporate segment had cash and cash equivalents of $3.0 million compared to $13.8 million as of December 31, 2024.

Conference Call
INNOVATE will host a live conference call to discuss its first quarter 2025 financial results and operations today at 4:30 p.m. ET. The Company will post an earnings supplemental presentation in the Investor Relations section of the INNOVATE website at innovate-ir.com to accompany the conference call. Dial-in instructions for the conference call and the replay follows.
•Live Webcast and Call. A live webcast of the conference call can be accessed by interested parties through the Investor Relations section of the INNOVATE website at innovate-ir.com.
–Dial-in: 1-877-704-4453 (Domestic Toll Free) / 1-201-389-0920 (Toll/International)
•Conference Replay*
–Dial-in: 1-844-512-2921 (Domestic Toll Free) / 1-412-317-6671 (Toll/International)
–Conference Number: 13753315
*Available approximately three hours after the end of the conference call through May 20, 2025.
About INNOVATE
INNOVATE is a portfolio of best-in-class assets in three key areas of the new economy – Infrastructure, Life Sciences and Spectrum. Dedicated to stakeholder capitalism, INNOVATE employs approximately 3,100 people across its subsidiaries. For more information, please visit: www.INNOVATECorp.com.

Contacts

Investor Contact:
Anthony Rozmus
ir@innovatecorp.com
(212) 235-2691

Non-GAAP Financial Measures
In this press release, INNOVATE refers to certain financial measures that are not presented in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”), including Total Adjusted EBITDA (excluding discontinued operations, if applicable) and Adjusted EBITDA for its operating segments. In addition, other companies may define Adjusted EBITDA differently than we do, which could limit its usefulness.
Adjusted EBITDA
Management believes that Adjusted EBITDA provides investors with meaningful information for gaining an understanding of our results as it is frequently used by the financial community to provide insight into an organization’s operating trends and facilitates comparisons between peer companies, since interest, taxes, depreciation, amortization and the other items listed in the definition of Adjusted EBITDA below can differ greatly between organizations as a result of differing capital structures and tax strategies. Adjusted EBITDA can also be a useful measure of a company’s ability to service debt. While management believes that non-U.S. GAAP measurements are useful supplemental information, such adjusted results are not intended to replace our U.S. GAAP financial results. Using Adjusted EBITDA as a performance measure has inherent limitations as an analytical tool as compared to net income (loss) or other U.S. GAAP financial measures, as this non-U.S. GAAP measure excludes certain items, including items that are recurring in nature, which may be meaningful to investors. As a result of the exclusions, Adjusted EBITDA should not be considered in isolation and does not purport to be an alternative to net income (loss) or other U.S. GAAP financial measures as a measure of our operating performance.

The calculation of Adjusted EBITDA, as defined by us, consists of Net income (loss) attributable to INNOVATE Corp., excluding: discontinued operations, if applicable; depreciation and amortization; other operating (income) loss, which is inclusive of (gain) loss on sale or disposal of assets, lease termination costs, (gains) losses on lease modifications, asset impairment expense and Federal Communications Commission reimbursements; interest expense; other (income) expense, net; income tax expense (benefit); non-controlling interest; share-based compensation expense; and realignment and exit costs.
Cautionary Statement Regarding Forward-Looking Statements
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release contains, and certain oral statements made by our representatives from time to time may contain, “forward-looking statements.” Generally, forward-looking statements include information describing actions, events, results, strategies and expectations and are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” or “continues” or similar expressions. Such forward-looking statements are based on current expectations and inherently involve certain risks, assumptions and uncertainties. The forward-looking statements in this press release include, without limitation, any statements regarding INNOVATE’s plans and expectations for future growth and ability to capitalize on potential opportunities, the achievement of INNOVATE’s strategic objectives, expectations for performance of new projects and realization of revenue from the backlog at DBMG and the Infrastructure segment, anticipated success from the continued sale of new products in the Life Sciences segment, necessary regulatory approvals of products and potential applications of the TGFR with clinicians in the Life Sciences segment, potential commercial opportunities in datacasting and the deployment of new technologies in the Spectrum segment, our ability to remain in compliance with the NYSE's continued listing standards, and changes in macroeconomic and market conditions and market volatility, including interest rates, the value of securities and other financial assets, and the impact of such changes and volatility on INNOVATE’s financial position. Such statements are based on the beliefs and assumptions of INNOVATE’s management and the management of INNOVATE’s subsidiaries and portfolio companies.

The Company believes these judgments are reasonable, but these statements are not guarantees of performance, results or the creation of stockholder value and the Company’s actual results could differ materially from those expressed or implied in the forward-looking statements due to a variety of important factors, both positive and negative, including those that may be identified in subsequent statements and reports filed with the Securities and Exchange Commission (“SEC”), including in our reports on Forms 10-K, 10-Q, and 8-K. Such important factors include, without limitation: our dependence on distributions from our subsidiaries to fund our operations and payments on our obligations; our ability to continue operating as a going concern; the impact on our business and financial condition of our substantial indebtedness and any significant additional indebtedness and other financing obligations we may incur; our possible inability to raise additional capital when needed or refinance our existing debt, on attractive terms, or at all; our dependence on the retaining and recruitment of key personnel; volatility in the trading price of our common stock; the impact of potential supply chain disruptions, labor shortages and increases in overall price levels, including in steel and transportation costs; interest rate environment; developments relating to the ongoing hostilities in Ukraine and Israel; increased competition in the markets in which our operating segments conduct their businesses; our ability to successfully identify any strategic acquisitions or business opportunities; uncertain global economic conditions in the markets in which our operating segments conduct their businesses; changes in regulations and tax laws; covenant noncompliance risk; tax consequences associated with our acquisitions, holding and disposition of target companies and assets; the ability of our operating segments to attract and retain customers; our expectations regarding the timing, extent and effectiveness of any cost reduction initiatives and management’s ability to moderate or control discretionary spending; our expectations and timing with respect to any strategic dispositions and sales of our operating subsidiaries, or businesses; and the possibility of indemnification claims arising out of divestitures of businesses.
Although INNOVATE believes its expectations and assumptions regarding its future operating performance are reasonable, there can be no assurance that the expectations reflected herein will be achieved. These risks and other important factors discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release.

You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to INNOVATE or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and unless legally required, INNOVATE undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

INNOVATE CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except shares and per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
Revenue	$274.2	$315.2
Cost of revenue	228.7	266.6
Gross profit	45.5	48.6
Operating expenses:
Selling, general and administrative	37.8	39.5
Depreciation and amortization	4.4	4.4
Other operating (income) loss	(0.1)	1.9
Income from operations	3.4	2.8
Other (expense) income:
Interest expense	(20.2)	(17.2)
Loss from equity investees	(5.9)	(1.2)
Other income (expense), net	4.0	(1.2)
Loss from operations before income taxes	(18.7)	(16.8)
Income tax expense	(7.1)	(3.3)
Net loss	(25.8)	(20.1)
Net loss attributable to non-controlling interests and redeemable non-controlling interests	1.3	2.7
Net loss attributable to INNOVATE Corp.	(24.5)	(17.4)
Less: Preferred dividends	0.3	0.3
Net loss attributable to common stockholders and participating preferred stockholders	$(24.8)	$(17.7)

Loss per common share - basic and diluted (1)	$(1.89)	$(2.21)

Weighted-average common shares outstanding - basic and diluted(1)	13,114,804	7,865,361

(1) Basic and diluted loss per common share and weighted-average common shares outstanding for the three months March 31, 2024, have been retroactively adjusted to reflect the 1-for-10 reverse stock split effected on August 8, 2024.

INNOVATE CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, except share amounts)
(Unaudited)

	March 31, 2025	December 31, 2024

Assets
Current assets
Cash and cash equivalents	$33.3	$48.8
Accounts receivable, net	164.5	194.0
Contract assets	135.3	106.3
Inventory	19.7	20.8
Other current assets	18.7	21.0
Total current assets	371.5	390.9
Investments	4.1	3.6
Deferred tax asset	1.6	1.6
Property, plant and equipment, net	132.6	133.6
Goodwill	126.7	126.7
Intangibles, net	170.4	172.4
Other assets	61.1	62.3
Total assets	$868.0	$891.1
Liabilities, temporary equity and stockholders’ deficit
Current liabilities
Accounts payable	$104.7	$84.8
Accrued liabilities	106.8	109.7
Current portion of debt obligations	523.5	162.2
Contract liabilities	95.3	109.1
Other current liabilities	17.3	17.2
Total current liabilities	847.6	483.0
Deferred tax liability	4.5	4.4
Debt obligations	139.9	500.6
Other liabilities	44.9	46.8
Total liabilities	1,036.9	1,034.8
Commitments and contingencies
Temporary equity
Preferred Stock Series A-3 and Preferred Stock Series A-4, $0.001 par value	16.1	16.1
Shares authorized: 20,000,000; Shares issued and outstanding: 6,125 of Series A-3 and 10,000 of Series A-4
Redeemable non-controlling interest	(0.7)	(0.5)
Total temporary equity	15.4	15.6
Stockholders’ deficit
Common stock, $0.001 par value	—	—
Shares authorized: 250,000,000
Shares issued: 13,447,060 and 13,410,179, respectively
Shares outstanding: 13,283,218 and 13,261,379, respectively
Additional paid-in capital	350.7	350.1
Treasury stock, at cost: 163,842 and 148,800 shares, respectively	(5.5)	(5.4)
Accumulated deficit	(546.4)	(521.9)
Accumulated other comprehensive loss	(3.0)	(3.2)
Total INNOVATE Corp. stockholders’ deficit	(204.2)	(180.4)
Non-controlling interest	19.9	21.1
Total stockholders’ deficit	(184.3)	(159.3)
Total liabilities, temporary equity and stockholders’ deficit	$868.0	$891.1

INNOVATE CORP.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(Unaudited, in millions)

(in millions)	Three Months Ended March 31, 2025
	Infrastructure	Life Sciences	Spectrum	Non-Operating Corporate	Other and Eliminations	INNOVATE
Net income (loss) attributable to INNOVATE Corp.	$4.6	$(7.6)	$(5.4)	$(16.1)	$—	$(24.5)
Adjustments to reconcile net income (loss) to Adjusted EBITDA:
Depreciation and amortization	3.1	0.1	1.2	—	—	4.4
Depreciation and amortization (included in cost of revenue)	3.5	—	—	—	—	3.5
Other operating income	(0.1)	—	—	—	—	(0.1)
Interest expense	2.1	4.5	3.7	9.9	—	20.2
Other (income) expense, net	(0.3)	(4.5)	2.2	(1.4)	—	(4.0)
Income tax expense	2.3	—	—	4.8	—	7.1
Non-controlling interest	0.4	(1.4)	(0.3)	—	—	(1.3)
Share-based compensation expense	—	0.2	—	0.6	—	0.8
Realignment and exit costs	1.1	—	—	—	—	1.1
Adjusted EBITDA	$16.7	$(8.7)	$1.4	$(2.2)	$—	$7.2

(in millions)	Three Months Ended March 31, 2024
	Infrastructure	Life Sciences	Spectrum	Non-Operating Corporate	Other and Eliminations	INNOVATE
Net income (loss) attributable to INNOVATE Corp.	$4.4	$(4.5)	$(4.8)	$(12.5)	$—	$(17.4)
Adjustments to reconcile net income (loss) to Adjusted EBITDA:
Depreciation and amortization	3.0	0.1	1.3	—	—	4.4
Depreciation and amortization (included in cost of revenue)	4.0	—	—	—	—	4.0
Other operating loss	1.6	—	—	0.3	—	1.9
Interest expense	2.7	0.9	3.4	10.2	—	17.2
Other (income) expense, net	(0.8)	2.0	2.0	(2.0)	—	1.2
Income tax expense	2.5	—	—	0.8	—	3.3
Non-controlling interest	0.4	(2.8)	(0.3)	—	—	(2.7)
Share-based compensation expense	—	0.1	—	0.3	—	0.4
Realignment and exit costs	0.5	—	—	—	—	0.5
Adjusted EBITDA	$18.3	$(4.2)	$1.6	$(2.9)	$—	$12.8